UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 24, 2007
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 - Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) On May 24, 2007, the shareholders of Wabash National Corporation (the “Company”) approved the Wabash National Corporation 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) at the Company’s annual meeting of shareholders. A description of the 2007 Omnibus Plan is set forth in the Company’s proxy statement, dated April 24, 2007, for its 2007 annual meeting of shareholders, in the section of the proxy statement titled “Approval of the Wabash National Corporation 2007 Omnibus Incentive Plan,” which is incorporated herein by reference, and is qualified in its entirety by reference to the copy of the 2007 Omnibus Plan that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On May 24, 2007, the Compensation Committee of the Board of Directors of the Company adopted forms of award agreements to be used in connection with awards of stock options and restricted stock under the 2007 Omnibus Plan. The forms of award agreements are attached hereto as exhibits 10.2 and 10.3 and are incorporated by reference herein.
Section 9 – Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Wabash National Corporation 2007 Omnibus Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for the Wabash National Corporation 2007 Omnibus Incentive Plan

10.3	Form of Restricted Stock Agreement for the Wabash National Corporation 2007 Omnibus Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: May 24, 2007	By:	/s/ ROBERT J. SMITH

Robert J. Smith
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wabash National Corporation 2007 Omnibus Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for the Wabash National Corporation 2007 Omnibus Incentive Plan

10.3	Form of Restricted Stock Agreement for the Wabash National Corporation 2007 Omnibus Incentive Plan